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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 26, 1998





                              BLUEGREEN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  MASSACHUSETTS
                    -----------------------------------------
                    (State of incorporation or organization)


       0-19292                                          03-0300793
------------------------                           --------------------
(Commission File Number)                             (I.R.S. Employer
                                                   Identification  No.)


               4960 BLUE LAKE DRIVE, BOCA RATON, FLORIDA   33431
              ----------------------------------------------------
               (Address of Principal Executive Office)   (Zip Code)


       Registrant's telephone number, including area code: (561) 912-8000
                                                          ------------------





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Item 5.  OTHER EVENTS.

         On June 26, 1998, Bluegreen Corporation (the "Company") sold, or otherwise absolutely transferred and assigned, approximately $32 million aggregate principal amount of timeshare loan receivables (the "Receivables") to Bluegreen Receivables Finance Corporation III, a wholly-owned special purpose subsidiary of the Company ("BRFC"), and BRFC sold the Receivables to Heller Financial, Inc. (the "Purchaser"). The sale and transfer by the Company to BRFC was made pursuant to a Sale and Contribution Agreement dated as of June 26, 1998 (the "BRFC Agreement") and the sale and transfer by BRFC to the Purchaser was made pursuant to an Asset Purchase Agreement dated as of June 26, 1998 (the "Purchase Agreement").

          A purchase price equal to approximately 96% of the principal balance of the Receivables sold was paid by the Purchaser at closing in cash. In addition, BRFC will be entitled to receive a deferred payment after the Purchaser has received a return equal to the weighted average term treasury rate plus 1.4% and all servicing, custodial and similar fees and expenses have been paid and a cash reserve account has been funded. The Receivables were sold without recourse to the Company or BRFC except for breaches of representations and warranties made at the time of sale. The Company will act as servicer for the Receivables and will be paid a fee. As servicer, the Company will be required to make advances of delinquent payments to the extent it believes such advances will be recoverable. However, the Receivables are not obligations of the Company, BRFC or any of their affiliates and none of the Company, BRFC or any of their affiliates has any obligation to repurchase or replace Receivables solely due to delinquency.

         The terms of the Purchase Agreement and the sale of the Receivables were determined based on an arm's-length negotiation among the parties. The sale was part of the Company's ordinary course of business sale or financing of receivables generated from the sale of land or timeshare intervals. The sale of the Receivables is the first in an anticipated series of sales under the Purchase Agreement. Under the Purchase Agreement, BRFC will be entitled to sell up to $100 million aggregate principal amount of timeshare receivables to the Purchaser. The purchase facility has detailed requirements with respect to the eligibility of receivables for purchase and a two-year term. The Purchaser's obligation to purchase under the purchase facility will terminate upon the occurrence of specified trigger events. The purchase facility includes various conditions to purchase and other provisions customary for securitizations of this type.

         Copies of the BRFC Agreement and the Purchase Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing description of the purchase facility and the sale of the Receivables is subject to, and qualified in its entirety by, reference to such Exhibits.



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Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

EXHIBIT           DESCRIPTION OF EXHIBIT

99.1 Sale and Contribution Agreement dated as of June 26, 1998 by and among Bluegreen Corporation, Bluegreen Receivables Finance Corporation III and BRFC III Deed Corporation.

99.2 Asset Purchase Agreement dated as of June 26, 1998 by and among Bluegreen Corporation, Bluegreen Receivables Finance Corporation III, BRFC III Deed Corporation, Heller Financial, Inc. and U.S. Bank National Association, as cash administrator, including Definitions Annex.









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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BLUEGREEN CORPORATION



Date:  July 23, 1998                      By: /s/ Anthony M. Puleo
                                              ----------------------------------
                                              Anthony M. Puleo,
                                                Chief Accounting Officer